Exhibit 5.1

FAEGRE BAKER DANIELS LLP

90 South Seventh Street

Minneapolis, Minnesota 55402

Telephone (612) 766-7000

Facsimile (612) 766-1600

July 13, 2012

Board of Directors

Datalink Corporation

10050 Crosstown Circle, Suite 500

Eden Prairie, MN 55344

Re:  Datalink Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the registration of an additional 500,000 shares of common stock (the “Shares”) under the Datalink Corporation 2011 Incentive Compensation Plan, as amended (the “2011 Plan”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of Datalink Corporation (the “Company”) has been taken to authorize the issuance and sale of the additional Shares to be issued in accordance with the 2011 Plan and that, when issued and sold as contemplated in the Registration Statement and in accordance with the 2011 Plan, the additional Shares will be legally issued, fully paid and nonassessable.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each award under the 2011 Plan prior to the issuance thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman